Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-80510, 33-62229, 333-105211, and 333-152443), pertaining to The Sherwin-Williams Company Employee Stock Purchase and Savings Plan, of our report dated June 13, 2013, with respect to the financial statements and schedule of The Sherwin-Williams Company Employee Stock Purchase and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2012.

Cleveland, Ohio
June 13, 2013